Exhibit 10.4

EXECUTION VERSION

CARIB LATAM HOLDINGS, INC.

AMENDED AND RESTATED

RESTRICTED STOCK AGREEMENT

THIS AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (the “Agreement”), made as of this 17th day of April, 2012, to be effective as of the 22nd day of February, 2012 (the “Date of Grant”), by and between Carib Latam Holdings, Inc. (the “Company”) and Peter Harrington (the “Executive”).

W I T N E S S E T H:

WHEREAS, Carib Holdings, Inc. (“Holdings”) has previously granted Executive shares of non-voting Class B Common Stock of Holdings (“Holdings Class B Shares”) pursuant that Restricted Stock Agreement between Holdings and the Executive dated as of February 22, 2012 (the “Restricted Stock Agreement”);

WHEREAS, in connection with a corporate reorganization (the “Reorganization”), Holdings has become a wholly-owned subsidiary of the Company and all Holdings Class B Shares have been contributed to the Company;

WHEREAS, the Holdings Class B Shares previously granted to the Executive have been converted into shares of non-voting Class B Common Stock of the Company (“Class B Shares”); and

WHEREAS, the Company and the Executive desire to amend and restate the Restricted Stock Agreement in order to reflect the foregoing.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock. Subject to the terms, conditions and restrictions set forth herein, the Company hereby grants to the Executive 14,646 Class B Shares (the “Restricted Shares”). The Restricted Shares are not granted under the Carib Latam Holdings, Inc. 2010 Equity Incentive Plan (the “Plan”), but will be subject to the terms of the Plan, this Agreement and the related Stockholder Agreement (as defined herein).

2. Restrictions. Except as provided in the Plan or this Agreement, the restrictions on the Restricted Shares are that they will be forfeited by the Executive and all of the Executive’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Shares made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board.

3. Vesting.

(a) General. Subject to the terms and conditions set forth herein and the Plan, the Executive will become vested in the Restricted Shares on the earlier to occur of (i) the date the Executive is paid the bonus in respect of fiscal year 2012 pursuant to his employment agreement with EVERTEC, LLC (f/k/a EVERTEC, Inc.) and (ii) May 1, 2013; provided, that, the Executive is then employed by the Company or an Affiliate.

(b) Termination of Employment. In the event of the termination of Executive’s for any reason, any Restricted Shares held by the Executive that have not vested as of the date of such termination shall be forfeited to the Company without consideration.

4. Repurchase.

(a) In the event of any termination of the Executive’s employment other than by the Company for Cause, the Company shall have the right, but not the obligation, to repurchase any or all vested Restricted Shares at a price per share equal to the per share Fair Market Value as of the time of such repurchase.

(b) In the event of the termination of the Participant’s employment by the Company for Cause, the Company shall have the right, but not the obligation, to repurchase any or all vested Restricted Shares at a price per share equal to the lesser of (i) the per share price paid by the Executive for such Restricted Shares or (ii) the per share Fair Market Value as of the time of such repurchase.

5. Stockholder Agreement. The grant of Restricted Shares hereunder is subject to and contingent upon Executive’s execution of an Adoption Agreement pursuant to which Executive will become bound by the terms and conditions set forth in that certain Stockholder Agreement, dated April 17, 2012, by and among the Company and the stockholders of the Company (the “Stockholder Agreement”), including those terms and conditions applicable to Management Holders (as defined therein).

6. Rights as Stockholder; Dividends. The Executive shall be the record owner of the Restricted Shares, and as record owner shall be entitled to all rights of a stockholder of the Company subject to the terms of the Stockholder Agreement; provided, however, that any dividends payable with respect to the Restricted Shares shall be subject to the same vesting criteria as the underlying Restricted Shares and shall be paid to the Executive at such time as the Restricted Shares vest.

7. Tax Withholding. In the event that the Company determines that tax withholding is required with respect to the Executive, the Executive shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Executive pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Award and to take such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding and taxes. The Executive shall satisfy the withholding liability by having the Company withhold from the number of Class B Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Shares a number of shares with a Fair Market Value equal to the minimum withholding obligation. For purposes hereof, Class B Shares shall be valued at Fair Market Value.

8. Compliance with Law. Notwithstanding any of the provisions hereof, the Executive hereby agrees that the Company will not be obligated to issue or transfer any shares to the Executive hereunder, if the issuance or transfer of such shares shall constitute a violation by the Executive or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

9. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Executive may be given to the Executive personally or may be mailed to him at his address as recorded in the records of the Company.

10. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Puerto Rico without regard to its conflict of law principles.

12. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Executive hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. In the event of a conflict or inconsistency between the terms and provisions of the Plan or the provisions of this Agreement and the Stockholder Agreement, the Stockholder Agreement shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

13. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Executive or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Executive.

14. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Executive’s employment.

15. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

16. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Entire Agreement. This Agreement contains the complete understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, including, without limitation, the Restricted Stock Agreement, and the Restricted Stock Agreement is hereby terminated and of no further force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CARIB LATAM HOLDINGS, INC.

By:	/s/ Carlos Ramirez
Name:	Carlos Ramirez
Title:	Executive Vice President

EXECUTIVE

By:	/s/ Peter Harrington
Name:	Peter Harrington

Solely with respect to Section 18:

CARIB HOLDINGS, INC.

By:	/s/ Carlos Ramirez
Name:	Carlos Ramirez
Title:	Executive Vice President

Signature Page to Harrington Restricted Stock Agreement